Exhibit 99.1

CONTACTS FOR KNIGHT

Margaret Wyrwas

Senior Vice President, Corporate Communications & Investor Relations

201-557-6954 or mwyrwas@knighttrading.com

Kara Fitzsimmons

Vice President, Corporate Communications

201-356-1523 or kfitzsimmons@knighttrading.com

Judy Pirro

Manager, Investor and Shareholder Relations

201-356-1548 or jpirro@knighttrading.com

Catherine Smith

Manager, Marketing Communications and Public Relations

201-557-6992 or csmith@knighttrading.com

FOR IMMEDIATE RELEASE:

KNIGHT BOARD INCREASES SHARE REPURCHASE PROGRAM

TO $95 MILLION FROM $70 MILLION

ROBERT GREIFELD RESIGNS AS A DIRECTOR OF KNIGHT; BOARD REDUCES

SIZE OF BOARD FROM EIGHT TO SEVEN

JERSEY CITY, New Jersey (May 12, 2003) – Knight Trading Group, Inc. (Nasdaq: NITE) today announced that its Board of Directors has authorized an increase in the size of the company’s previously announced stock repurchase program to $95 million from $70 million.

Knight’s Board first authorized the company’s stock repurchase program on April 4, 2002, allowing for the purchase of outstanding Class A Common Stock of up to a total amount of $35 million. In its July 16, 2002 meeting, the Board authorized an increase in the size of this repurchase program to $70 million from $35 million. The Board approved the additional increase in the program to $95 million from $70 million in a special meeting held May 12, 2003.

To date, the Company has repurchased 13,767,300 shares for $69.2 million. The Company currently has approximately 112 million shares of Class A Common Stock outstanding.

The Company may repurchase shares in the open market or through privately negotiated transactions, depending on prevailing market conditions, alternative use of capital and other factors. The company cautions that there are no assurances that any further repurchases may actually occur.

Knight today also announced that Robert Greifeld, 45, as the newly elected President, Chief Executive Officer and Director of Nasdaq, has resigned from the Knight Board of Directors, effective immediately. Mr. Greifeld’s resignation is in conformance with Nasdaq’s and NASD’s Corporate Governance and Conflict of Interest Policies. The announcement of Mr. Greifeld’s new position at Nasdaq occurred after the mailing of the Company’s proxy statement for its upcoming Annual Meeting of Stockholders that included Mr. Greifeld on the slate of nominees for election as directors. As a result of Mr. Greifeld’s resignation, the Board of Directors of Knight has reduced the size of its Board from eight to seven members. Accordingly, no vote will be taken at the Company’s upcoming Annual Meeting of Stockholders in respect of the nomination of Mr. Greifeld to serve on the Company’s Board of Directors and any proxies received by the Company in respect of Mr. Greifeld’s nomination will be disregarded.

Knight’s Annual Meeting of Stockholders is scheduled for May 14, 2003, at 1:00 p.m. (EDT), and will be webcast live via the Company Web site at www.knighttradinggroup.com.

Knight is focused on meeting the needs of institutional and broker-dealer clients by providing comprehensive trade execution services in cash equities and options. A leading execution specialist, Knight offers capital commitment and access to a deep pool of liquidity across the depth and breadth of the market as it strives to provide superior client service. Knight also maintains a $1 billion asset management business for institutions and high net worth individuals. More information about Knight can be obtained at www.knighttradinggroup.com.

Certain statements contained herein constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, estimates and projections about the Company’s industry, management’s beliefs and certain assumptions made by management. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Since such statements involve risks and uncertainties, the actual results and performance of the Company may turn out to be materially different from the results expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made herein; however, readers should carefully review reports or documents the Company files from time to time with the Securities and Exchange Commission.

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